                                                                 EXHBIT 10.13




================================================================================



                            STOCKHOLDERS' AGREEMENT


                                      for


                          NCI ACQUISITION CORPORATION



================================================================================

                               Table of Contents
                               -----------------



                                                          Page
                                                          ----
                   ARTICLE I    DEFINED TERMS

  Section 1.1  Definitions..............................   2
  Section 1.2  Rules of Construction....................   8

                   ARTICLE II  PURCHASE OF SECURITIES
  Section 2.1  The Securities...........................   9
  Section 2.2  Purchase and Sale of Securities..........   9
  Section 2.3  Representations and Warranties
               of the Company...........................  10
  Section 2.4  Representations and Warranties
               of Stockholders..........................  11
  Section 2.5  Reimbursement of Expenses................  12

                   ARTICLE III   MANAGEMENT OF THE
 COMPANY; ACTIVITIES OF THE STOCKHOLDERS
  Section 3.1  Board of Directors.......................  13
  Section 3.2  Board Approval Matters...................  16
  Section 3.3  Noncompetition...........................  19
  Section 3.4  Bylaws...................................  21
  Section 3.5  Termination of Employment Agreements.....  21
  Section 3.6  Initiation of Sale Process...............  21

                   ARTICLE IV  TRANSFER RESTRICTIONS;
TRANSFER OF STOCK
  Section 4.1  Transfer of Common Stock.................  22
  Section 4.2  Legends..................................  26
  Section 4.3  Transferees to be Bound..................  27
  Section 4.4  Termination of Restrictions..............  28
  Section 4.5  Repurchase Rights........................  28
  Section 4.6  Closing..................................  33
  Section 4.7  Failure to Deliver Shares................  34

                   ARTICLE V   BUDGETS
  Section 5.1  Annual Budget Process....................  34

                   ARTICLE VI   COVENANTS OF THE COMPANY
  Section 6.1  Financial Statements and
               Other Information........................  35
  Section 6.2  Inspection...............................  36
  Section 6.3  Records..................................  37

  Section 6.4  Fiscal Year..............................  37

                   ARTICLE VII  CONFIDENTIALITY
  Section 7.1  Confidentiality..........................  37

                   ARTICLE VIII   MISCELLANEOUS
  Section 8.1  Termination of Agreement.................  40
  Section 8.2  Notices..................................  40
  Section 8.3  Waivers..................................  42
  Section 8.4  Amendment................................  43
  Section 8.5  Applicable Law...........................  43
  Section 8.6  Assignment...............................  43
  Section 8.7  Binding Effect; Benefits.................  43
  Section 8.8  Counterparts.............................  43
  Section 8.9  Invalidity...............................  44
  Section 8.10  Entire Agreement and Construction.......  44
  Section 8.11  Expenses................................  44
  Section 8.12  After-Acquired Shares of Common Stock...  44
  Section 8.13  Joinder of Spouses......................  45
  Section 8.14  Future Actions..........................  45
  Section 8.15  Dispute Resolution......................  45

                             STOCKHOLDERS' AGREEMENT
                             -----------------------


          THIS STOCKHOLDERS' AGREEMENT, is entered into and effective as of December 31, 1997 (the "Effective Date"), by and among NCI Acquisition Corporation, a Delaware corporation (the "Company"), the State Board of Administration of Florida, a body corporate organized under the constitution of the State of Florida (the "State Board"), solely in its capacity as a managed account under the Investment Management Agreement (as defined herein) and not in its individual capacity, Centre Capital Investors II, L.P., a Delaware limited partnership ("CCI"), Centre Capital Tax-Exempt Investors II, L.P., a Delaware limited partnership ("CCTI"), Centre Capital Offshore Investors II, L.P., a Bermuda limited partnership ("CCOI"), Centre Parallel Management Partners, L.P., a Delaware limited partnership ("CPMP"), Centre Partners Coinvestment, L.P., a Delaware limited partnership ("CPC"), WPG Corporate Development Associates V, L.P., a Delaware limited partnership ("WPG"), WPG Corporate Development Associates V (Overseas), L.P., a Delaware limited partnership ("WPG Overseas"), Weber Family Trust dated 1/6/89, a California trust ("Weber"), Lion Investments Limited, a limited company organized under the laws of England and Wales ("Lion"), Westpool Investment Trust plc, a limited company organized under the laws of England and Wales ("Westpool"), Avalon Investment Partners, LLC, a Delaware limited liability company ("Avalon"), and Jerrold Kaufman, Loren Kranz, Gregory Schubert and Kevin Henry (each a "Management Stockholder" and collectively, the "Management Stockholders"). The State Board, CCI, CCTI, CCOI, CPMP, CPC, WPG, WPG Overseas, Weber, Lion, Westpool, Avalon, each Management Stockholder and each other person that may become a party hereto as contemplated hereby are hereinafter referred to individually as a "Stockholder" and collectively as the "Stockholders".

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, the Company's authorized capital stock consists of 500,000 shares of common stock, par value $0.01 per share (the "Common Stock"), with each share of Common Stock having the rights and preferences set forth in the Company's Certificate of Incorporation and Bylaws; and

          WHEREAS, the Stockholders wish to acquire certain of such shares of Common Stock, subject to the terms and conditions set forth in this Agreement; and

          WHEREAS, the Company and each of the Stockholders have agreed, inter alia, to make certain provisions for the management of the Company and its Subsidiaries and to restrict the transfer of the Common Stock held by the Stockholders.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:


                                   ARTICLE I
                                 DEFINED TERMS

          Section I.1  Definitions.  When used in this Agreement, the following
                       -----------
terms shall have the respective meanings set forth below:

          "Affiliate" means, with respect a specified Person, any other Person,
           ---------
directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, "controlling", "controlled by", and "under common control with") means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          "Appraiser" has the meaning set forth in Section 4.5(f).
           ---------

          "Available Repurchase Shares" has the meaning set forth in Section
           ---------------------------
4.5(b).

          "Avalon" has the meaning set forth in the introduction hereto.
           ------

          "Bylaws" means the Company's Bylaws in the form attached hereto as
           ------
Exhibit B, as such Bylaws may be hereafter amended in accordance with the provisions thereof and the provisions of Section 3.4 hereof.

          "CCI" has the meaning set forth in the introduction hereto.
           ---

          "CCOI" has the meaning set forth in the introduction hereto.
           ----

          "CCTI" has the meaning set forth in the introduction hereto.
           ----

          "Centre" means Centre Partners Management LLC, a Delaware limited
           ------
liability company, which is the designated representative of each member of the Centre Group for purposes of this Agreement.

          "Centre Designee" has the meaning set forth in Section 3.1(a).
           ---------------

          "Centre Fund" means any of the State Board, CCI, CCTI, CCOI, CPMP or
           -----------
CPC, any Affiliates of any of the foregoing, and any other investment fund sponsored or managed by Centre or any Affiliate thereof.

          "Centre Group" means Centre, each of its Affiliates, each Centre Fund
           ------------
and each Permitted Centre Distributee.

          "Centre Ownership Percentage" means, as of a particular time, the
           ---------------------------
amount, expressed as a percentage, obtained by dividing (i) the sum of (x) the aggregate number of shares of Common Stock beneficially owned by Centre and/or each of its Affiliates and/or any Centre Fund at such time and (y) the aggregate number of shares of Common Stock owned by each of the Permitted Centre Distributees at such time, which shares were distributed by Centre or one of its Affiliates through an in-kind distribution (or, in the case of the State Board, through a release under the Investment Management Agreement), in each case as permitted under Section 4.1(a), by (ii) the total number of shares of Common Stock outstanding at such time (such total number of shares outstanding to be determined without regard to options, warrants or other convertible securities, regardless of whether any such instrument or security is "in the money").

          "Certificate of Incorporation" means the Company's Amended and
           ----------------------------
Restated Certificate of Incorporation as originally filed with the Secretary of State of the State of Delaware on December 30, 1997, a copy of which is attached hereto as Exhibit A, and as such Certificate of Incorporation may be hereafter amended in accordance with applicable law and the terms of this Agreement.

          "Class A Director" means any Centre Designee; provided, however, that
           ----------------                             --------  -------
no such director shall be a "Class A Director" from and after (i) the occurrence of an Initial Public Offering or (ii) such time as the Centre Ownership Percentage shall be less than 20%.

          "Class B Directors" means any WPG Designee; provided, however, that no
           -----------------                          --------  -------
such director shall be a "Class B Director" from and after (i) the occurrence of an Initial Public Offering or (ii) such time as the WPG Ownership Percentage shall be less than 20%.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Company" has the meaning set forth in the introduction hereto.
           -------

          "Controlled Affiliate" means any Person in which, at the time of the
           --------------------
applicable determination, a Stockholder has, directly or indirectly, a 50% or greater ownership interest or any Person with respect to which a Stockholder possesses (through one or more intermediaries), the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          "CPC" has the meaning set forth in the introduction hereto.
           ---

          "CPMP" has the meaning set forth in the introduction hereto.
           ----

          "DGCL" means the Delaware General Corporate Law, as amended from time
           ----
to time.

          "Effective Date" has the meaning set forth in the introduction hereto.
           --------------

          "Employment Agreements" means each of the Employment Agreements, dated
           ---------------------
December 31, 1997, between
the Company and each Management Stockholder, substantially in the form of Exhibit C hereto.

          "Fair Market Value" has the meaning set forth in Section 4.5(f).
           -----------------

          "Financing Agreement" has the meaning set forth in Section 4.5(g).
           -------------------

          "First Option" has the meaning set forth in Section 4.1(c).
           ------------

          "HSR Act" has the meaning set forth in Section 4.1(c).
           -------

          "Initial Public Offering" means the completion of the sale of shares
           -----------------------
of Common Stock by the Company and/or one or more stockholders of the Company pursuant to one or more effective registration statements under the Securities Act, which, when taken together with all shares of Common Stock which have been publicly sold pursuant to Rule 144 under the Securities Act (or any substantially similar rule then in effect) or under previous registration statements, but without double-counting shares previously sold, represent in the aggregate more than 50% of the then-outstanding shares of Common Stock (without regard to options, warrants or other convertible securities, regardless of whether any such instrument or security is "in the money").

          "Insurance Proceeds" has the meaning set forth in Section 4.5(g).
           ------------------

          "Investment Management Agreement" means the agreement, dated December
           -------------------------------
21, 1995, between the State Board and Centre Parallel Management Partners, L.P.

          "Lion" has the meaning set forth in the introduction hereto.
           ----

          "Major Stockholder" means each of Centre and WPG; provided, however,
           -----------------                                --------  -------
that (i) neither Centre nor WPG shall be deemed a Major Stockholder from and after the occurrence of an Initial Public Offering, (ii) Centre shall no longer be deemed to be a Major Stockholder from and after such time as the Centre Ownership Percentage shall be less than 20% and (iii) WPG shall no longer be deemed to be a Major Stockholder from and after such time as the WPG Ownership Percentage shall be less than 20%.

          "Management Stockholder" has the meaning set forth in the introduction
           ----------------------
hereto.

          "Other Stockholder" has the meaning set forth in Section 4.1(c).
           -----------------

          "Participation Offer" has the meaning set forth in Section 4.1(c).
           -------------------

          "Participating Stockholder" has the meaning set forth in Section
           -------------------------
4.1(c).

          "Permitted Centre Distributee" means (i) any general or limited
           ----------------------------
partner in any Centre Fund (or any Affiliate of any such general or limited partner) and any liquidating trust for the benefit of such partners and (ii) the State Board.

          "Permitted WPG Distributee" means any general or limited partner in
           -------------------------
any WPG Fund (or any Affiliate of any such general or limited partner) and any liquidating trust for the benefit of such partners.

          "Person" means an individual, partnership, limited partnership,
           ------
limited liability partnership, limited liability company, foreign limited liability company, trust, estate, corporation, custodian, trustee, executor, administrator, nominee or any other entity.

          "Purchase Money Note" has the meaning set forth in Section 4.5(g).
           -------------------

          "Purchase Price" has the meaning set forth in Section 4.5(e).
           --------------

          "Purchasing Stockholder" has the meaning set forth in Section 4.5(e).
           ----------------------

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement, of even date herewith, among the Company and each of the initial Stockholders, as such agreement may be supplemented or amended from time to time.

          "Repurchase Event" means the occurrence of any of the following
           ----------------
events:   (i)  the termination of employment of a Management Stockholder for any reason; or (ii) the insolvency of a Stockholder.

          "Repurchase Option Notice" has the meaning set forth in Section 4.5(b)
           ------------------------

          "Repurchase Right" has the meaning set forth in Section 4.5(a).
           ----------------

          "Repurchase Right Pro-Rata Share" has the meaning set forth in Section
           -------------------------------
4.5(d).

          "Sale Transaction" has the meaning set forth in Section 3.6.
           ----------------

          "Second Option" has the meaning set forth in Section 4.1(c).
           -------------

          "Securities Act" means the Securities Act of 1933, as amended from
           --------------
time to time and any successor statute thereto, and the rules and regulations promulgated thereunder, as amended from time to time.

          "Selling Stockholder" has the meaning set forth in Section 4.5(a).
           -------------------

          "Specified Company" means any of the following:  Equifax Inc.,
           -----------------
National Revenue Corp., Outsourcing Solutions, Inc., The Union Corp., NCO Group, Inc., GC Services L.P. and Great Lakes Collection Bureau Inc.

          "Stockholders" has the meaning set forth in the introduction hereto.
           ------------

          "Subsidiary" means, with respect to a specified Person, any Person in
           ----------
which, at the time of the applicable determination, such specified Person has, directly or indirectly, a 50% or greater ownership interest or any Person with respect to which such specified Person possesses (through one or more intermediaries) the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          "Transferor" has the meaning set forth in Section 4.1(c).
           ----------

          "Transferor's Notice" has the meaning set forth in Section 4.1(c).
           -------------------

          "Weber" has the meaning set forth in the introduction hereto.
           -----

          "Westpool" has the meaning set forth in the introduction hereto.
           --------

          "WPG" has the meaning set forth in the introduction hereto.
           ---

          "WPG Designee" has the meaning set forth in Section 3.1(a).
           ------------

          "WPG Fund" means each of WPG, WPG (Overseas), Weiss, Peck & Greer,
           --------
L.L.C., any Affiliates of any of the foregoing, and any other fund sponsored or managed by Weiss, Peck & Greer, L.L.C. or any Affiliate thereof.

          "WPG Group" means WPG, each of its Affiliates, each WPG Fund, Weber,
           ---------
Lion, Westpool and each Permitted WPG Distributee.

          "WPG Ownership Percentage" means, as of a particular time, the amount,
           ------------------------
expressed as a percentage, obtained by dividing (i) the sum of (x) the aggregate number of shares of Common Stock beneficially owned by WPG, each of its Affiliates, each of Weber, Lion and Westpool and/or any WPG Fund at such time and (y) the aggregate number of shares of Common Stock owned by each of the Permitted WPG Distributees at such time, which shares were distributed by WPG or one of its Affiliates through an in-kind distribution as permitted under Section 4.1(a), by (ii) the total number of shares of Common Stock outstanding at such time (such total number of shares outstanding to be determined without regard to options, warrants or other convertible securities, regardless of whether any such instrument or security is "in the money").

          Section I.2  Rules of Construction.  For purposes of this Agreement:
                       ---------------------

          (a) Unless the context otherwise requires; (i) words in the singular include the plural and words in the plural include the singular; (ii) words in the masculine include the feminine and words in the feminine include the masculine; (iii) a reference to any person or entity includes its successors and assigns and (iv) the words "include" or "including" shall be deemed to be followed by the phrase "without limitation".

          (b) References to Articles or Sections are, unless otherwise specified, to Articles or Sections of this Agreement. The captions in this Agreement and the Table of Contents to this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof or interpretation or construction hereof.

          (c) References herein to any agreement or other instrument shall, unless the context otherwise requires (or the definition thereof otherwise specifies), be deemed references to the same as it may from time to time be changed, amended or extended.


                                  ARTICLE II
                            PURCHASE OF SECURITIES

          Section II.1  The Securities.  The Company has authorized and reserved
                        --------------
up to 403,650 shares of Common Stock for issuance and sale pursuant to the terms and conditions of this Agreement, each having such rights, restrictions and privileges as are contained in or accorded by the Certificate of Incorporation or Bylaws of the Company, subject to the provisions of this Agreement.

          Section II.2  Purchase and Sale of Securities.
                        -------------------------------

          (a) Subject to the terms of this Agreement, the Company hereby sells to each of the Stockholders, and each of the Stockholders hereby irrevocably subscribes for and purchases from the Company the number of shares of Common Stock set forth opposite each such Stockholder's name on Schedule I hereto for the purchase price of $100.00 per share of Common Stock.

          (b) Simultaneously with the execution of this Agreement, the Company is delivering to each of the Stockholders one or more certificates registered in the name of each such Stockholder representing the aggregate number of shares of Common Stock being purchased by such Stockholder against payment of such Stockholder's purchase price by wire transfer of immediately available funds to an account designated by the Company.

          Section II.3  Representations and Warranties of the Company.  The
                        ---------------------------------------------
Company represents and warrants to each of the Stockholders as follows:

          (a) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware. The Company has the corporate power and authority to carry on its business as proposed to be conducted and is duly licensed or qualified to do business and in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. The Company has full right, power and authority to enter into this Agreement and to perform its obligations hereunder.

          (b) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (c) The authorized capital stock of the Company consists of 500,000 shares of Common Stock, par value $.01 per share, of which not more than 403,650 shares will be issued and outstanding immediately following the Effective Date, having the rights, preferences and privileges specified in the Certificate of Incorporation or Bylaws. Other than as contemplated by this Agreement and except for (i) the NCI Acquisition Corporation 1997 Management Performance Option Plan which provides for this issuance of options to purchase up to 57,665 shares of Common Stock on the terms and conditions set forth therein and (ii) the Option Agreement, dated as of December 31, 1997, between the Company and Avalon, which provides for the issuance of up to 19,221 shares of Common Stock on the terms and conditions set forth therein, there are no outstanding securities of the

Company evidencing the right to purchase or subscribe for any shares of capital stock of the Company, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating the Company to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understandings with respect to the voting, sale or transfer of any shares of capital stock of the Company.

          (d) All the shares of Common Stock issued by the Company have been duly authorized, validly issued, fully paid and nonassessable. All the shares of Common Stock issuable by the Company pursuant to this Agreement will be, when issued and paid for and delivered in accordance with the terms of this Agreement, duly authorized, validly issued, fully paid and nonassessable.

          (e) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of the Company pursuant to any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, except (in the case of clause (ii) above) for such violations, rights, conflicts, breaches, creations or defaults which, either individually or in the aggregate, will not have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole.

          Section II.4  Representations and Warranties of Stockholders.  Each
                        ----------------------------------------------
Stockholder, severally and not jointly, represents and warrants to Company and to the other Stockholders as follows:

          (a) If such Stockholder is not a natural person, such Stockholder represents and warrants that it is a corporation, partnership, trust or other entity duly organized, validly existing and in good standing under the laws of such Stockholder's jurisdiction of organization.

          (b) This Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms.

          (c) Each Stockholder represents and warrants to, and covenants and agrees with the Company that the shares of Common Stock to be acquired by it under this Agreement are being acquired for its own account for investment and with no intention of distributing or reselling such shares of Common Stock or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States or any state, without prejudice, however, to such Stockholder's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of the shares of Common Stock under an effective registration statement under the Securities Act and other applicable state securities laws or under Rule 144 promulgated under the Securities Act. Each Stockholder, further represents and warrants to the Company that such Stockholder has no present agreement, understanding, plan or intent to transfer to any transferee the shares of Common Stock to be purchased by it pursuant to this Agreement.

          Section II.5  Reimbursement of Expenses.  The Company shall reimburse
                        -------------------------
each of Centre and WPG for all reasonable, out-of-pocket expenses (including, without limitation, legal fees and expenses) incurred by such party in connection with (i) the negotiation of this Agreement, (ii) the transactions contemplated by this Article II and/or (iii) the transactions contemplated by the Agreement and Plan of Merger, dated as of December 31, 1997, between the Company, Nationwide Credit, Inc., NCI Merger Corporation, First Financial Management Corporation and First Data Corporation. The Company shall make such reimbursement payments promptly, but in no event more than five business days following its receipt of any invoice with respect thereto.


                                  ARTICLE III
                          MANAGEMENT OF THE COMPANY;
                        ACTIVITIES OF THE STOCKHOLDERS

          Section III.1  Board of Directors.
                         ------------------

          (a) The Stockholders and the Company shall take all action within their respective power (including, but not limited to, having all of their shares of Common Stock represented in person or by proxy at all meetings of stockholders, voting their shares of Common Stock and causing any director designated by such Stockholder not to take any action inconsistent with this Agreement) required to cause the Board of Directors of the Company at all times to consist of nine members, as follows: (i) three designees of Centre (each a "Centre Designee"), subject to adjustment as provided in Section 3.2(b)(i), (ii) three designees of WPG (each a "WPG Designee"), subject to adjustment as provided in Section 3.2(b)(ii), and (iii) three individuals nominated by a majority of the members of the Board of Directors then in office; provided,
                                                                  --------
however, that with respect to the initial Board of Directors established under
-------
this Agreement, such three individuals shall be nominated by a majority of the Class A Directors and the Class B Directors and elected by a plurality of the votes present (in person or by proxy) and entitled to vote in respect of the election of directors. Such directors shall serve on the Board of Directors until their respective successors are duly elected and qualified in accordance with the provisions of this Agreement, the Certificate of Incorporation and the By-laws.

          (b)  (i)  The right of Centre to designate three directors under this
Section 3.1 shall be reduced to the right to designate two directors at such time as the Centre Ownership Percentage shall be less than 20%, the right of Centre to designate two directors under this Section 3.1 shall be reduced to the right to designate one director at such time as the Centre Ownership Percentage shall be less than 10%, and the right of Centre to designate any directors under this Section 3.1 shall terminate at such time as the Centre Ownership Percentage shall be less than 2%.

          (ii)  The right of WPG to designate three directors under this Section
3.1 shall be reduced to the right to designate two directors at such time as the WPG Ownership Percentage shall be less than 20%, the right of WPG to designate two directors under this Section 3.1 shall be reduced to the right to designate one director at such time as the WPG Ownership Percentage shall be less than 10%, and the right of WPG to designate any directors under this Section 3.1 shall terminate at such time as the WPG Ownership Percentage shall be less than 2%.

          (c) In the event that any director (a "Withdrawing Director") designated in the manner set forth in Section 3.1(a) above is unable to serve, or once having commenced to serve, is removed or withdraws from the Board of Directors of the Company, such Withdrawing Director's replacement (the "Substitute Director") on the Board of Directors of the Company will be designated by the party or parties who designated the Withdrawing Director, subject to Section 3.1(d) hereof. The Company and each of the Stockholders agree to take all action within their power, including, but not limited to, the voting of capital stock of the Company, to cause the election of such Substitute Director.

          (d) In the event that any Stockholder entitled to designate a director or directors pursuant to this Agreement ceases to be so entitled, the vacancy or vacancies resulting therefrom shall be filled by the remaining directors or by the stockholders in the manner provided by law. In the event any Stockholder entitled to designate a director or directors pursuant to this Agreement chooses not to designate any director or directors, such directorship or directorships shall remain vacant.

          (e) A majority of the Board of Directors, which majority shall include at least one Class A Director, if any, and one Class B Director, if any, must be present in order for a quorum of the Board of Directors to be present for the transaction of the Company's business.

          (f) The Board of Directors shall create the following permanent committees: (i) an Audit Commit-tee; (ii) a Compensation Committee; and (iii) a Nominating Committee. Each committee of the Board of Directors (including, without limitation, the committees referred to in the preceding sentence) shall include at least one Class A Director, if any, and one Class B Director, if any. Subject to the DGCL, each committee shall have such rights and responsibilities as shall be granted by the Board of Directors. Any action by any committee shall require the unanimous vote of all Class A Directors and all Class B Directors who are on such committee.

          (g) The Board of Directors of the Company shall meet not less than four times per annum.

          (h) Special meetings of the Board of Directors of the Company may be called by any Class A Director or Class B Director or upon written notification to the Board of Directors by Stockholders holding at least 30% of the then-outstanding shares of Common Stock.

          (i) The Company shall (i) pay each Centre Designee and each WPG Designee an annual retainer of $15,000, (ii) pay Jeffrey Weiss an annual retainer of $30,000 for so long as Mr. Weiss is a member of the Board of Directors of the Company and (iii) reimburse the reasonable out-of-pocket expenses incurred by each such designee in the performance of such designee's obligations as a director (including, without limitation, expenses incurred traveling to and attending meetings of the Board of Directors of the Company).

          (j) The Chairman of the Board of Directors of the Company shall be selected by the Major Stockholders for twelve month periods beginning on the Effective Date as follows: (x) during the first twelve months following the Effective Date, the Chairman be shall an individual selected by Centre from among the Centre Designees, (y) during the immediately succeeding twelve months, the Chairman shall be an individual selected by WPG from among the WPG Designees and (z) during each succeeding twelve-month period thereafter, the Major Stockholders shall alternate selecting the Chairman from among their respective designees to the Board of Directors; provided, however, that if at any time
                                     --------  -------
there shall be only one Major Stockholder, then such Major Stockholder shall be entitled to select the Chairman.

          (k) The Vice Chairman of the Board of Directors of the Company shall be selected for twelve month periods beginning on the Effective Date by the Major Stockholder who does not select the Chairman for such period pursuant to
Section 3.1(j) above; provided, however, that if at any time there shall be only
                      --------  -------
one Major Stockholder, then such Major Stockholder shall be entitled to select the Vice Chairman.

          (l) Notwithstanding anything in the Certificate of Incorporation, the Bylaws or this Agreement to the contrary, Centre shall have the sole and exclusive power to remove any Centre Designee from the Board of Directors of the Company and WPG shall have the sole and exclusive power to remove any WPG Designee from the Board of Directors of the Company.

          Section III.2  Board Approval Matters.  Except as otherwise expressly
                         ----------------------
provided in this Agreement (including, without limitation, Section 3.6), without the prior approval of a majority of the entire Board of Directors, which majority shall include at least one Class A Director, if any, and one Class B Director, if any, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, take or permit to be taken any of the following actions:

               (a) Take any action that, under applicable law, may be taken only with the approval of the Board of Directors of the Company or such Subsidiary.

               (b) Approve the annual operating budget of the Company and its Subsidiaries (which shall include, without limitation, a financing plan and an annual capital expenditure budget), or its equivalent, including any material revisions thereto.

               (c) Make or commit to make any individual capital expenditure or acquisition of assets which exceeds $500,000 or aggregate capital expenditures or acquisitions which exceed $1,000,000 in any calendar year (other than, in all cases, capital expenditures or acquisitions of assets provided for in the approved annual operating budget).

               (d) Incur, create, refinance, assume or guarantee any indebtedness, absolute or contingent of any nature whatsoever, in excess of $1,000,000 in any calendar year (other than indebtedness provided for in the approved annual operating budget).

               (e) Create any mortgage, lien, security interest or encumbrance on any asset of the Company or any of its Subsidiaries, other than in the ordinary course of business.

               (f) Settle any claim or litigation involving a settlement amount in excess of $500,000.

               (g) Increase or decrease the number of members of the Board of Directors of the Company.

               (h) Sell or otherwise dispose of any assets, the value of which exceeds $500,000 on an individual basis or $1,000,000 in the aggregate in any calendar year (other than, in all cases, asset sales in the ordinary course of business or as provided in the approved annual operating budget).

               (i) Amend or propose, approve, authorize or adopt any amendment to, the Certificate of Incorporation or Bylaws.

               (j) Issue or sell, or agree to issue or sell, to any person (i) any shares of capital stock of the Company or any of its Subsidiaries, any rights, options or warrants to acquire any such shares, or any securities convertible into or exchangeable or exercisable for such shares, (ii) any securities, the provisions of which, by their terms, set or provide a mandatory formula for determining, directly or indirectly, the participation in earnings and profits of the Company or any of its Subsidiaries or (iii) any securities which are convertible into or exchangeable or exercisable for securities described in clause (ii) above.

               (k) Redeem, repurchase, retire or otherwise acquire for value any of the capital stock of the Company or any of its Subsidiaries.

               (l) With respect to the Company only, declare or pay, directly or indirectly, any dividend or make any other distribution, whether in cash, property or securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any share of capital stock of the Company.

               (m) Except agreements entered into on the Effective Date in connection with the consummation of the transactions contemplated under
     Article II, enter into any agreement or transaction involving more than $15,000 with (x) a director or any officer of the Company or any of its Subsidiaries or (y) any Stockholder(s) or any of their respective subsidiaries, Affiliates or associates.

               (n) Subject to Section 3.6, take any action to effect the dissolution, liquidation, merger, consolidation, other business combination or sale of all or substantially all the assets of the Company or any of its Subsidiaries, or the enter into any agreement contemplating any of the foregoing.

               (o) File a petition under the Federal Bankruptcy Act or any other insolvency law, or admit in writing its bankruptcy, insolvency or general inability to pay its debts.

               (p) Appoint a liquidator of the Company in the event of the dissolution of the Company.

               (q) Change or modify its accounting methods, practices or policies or tax policies.

               (r) Select or remove the Company's independent certified public accountants.

               (s)  Engage any financial advisor.

               (t) Employ or terminate any employee of the Company or any of its Subsidiaries (except as provided in Section 3.5 hereof) whose title is that of Vice President or higher.

               (u) Organize any new subsidiaries or enter into any business which is not conducted by the Company as of the Effective Date.

               (v) Adopt or amend any employee benefit plan or any stock option plan.

               (w) Approve or agree to file a registration statement in respect of, or take any other action to register, any securities of the Company or any of its Subsidiaries under any federal or state law, except as required pursuant to the Registration Rights Agreement.

               (x) Acquire a business (whether by means of a purchase of assets or any security, a merger or any other business combination) involving a purchase price (including indebtedness assumed or to which the business is subject) in excess of $1,000,000.

               (y) Take any action other than in the ordinary course of business.

          Section III.3  Noncompetition.
                         --------------

               (a) Each Stockholder (other than the Management Stockholders, whose non-competition agreements are set forth in their respective Employment Agreements) agrees that it will not, and will cause each of its Subsidiaries and Controlled Affiliates not to, directly or indirectly, acquire beneficial ownership of 5% or more of the outstanding voting stock of (i) any Specified Company or (ii) any Person with total consolidated revenues from collection activities and/or accounts receivable management activities, in each case of the type engaged in by the Company on the date hereof, in excess of $10 million during the most recent fiscal year for which information is available, provided that such revenues from collection and accounts receivable management activities constituted 25% or more of such Person's total consolidated revenues for such fiscal year. Notwithstanding anything in this Agreement to the contrary (including, without limitation, Section 8.3), this Section 3.3 may be waived, and shall be inapplicable to, any acquisition of such voting securities (i) in the case of an acquisition by a Stockholder who is not a Major Stockholder, if such acquisition is consented to by each Major

Stockholder (if any), or if there shall be no Major Stockholders, by a majority of the Board of Directors of the Company, or (ii) in the case of an acquisition by a Major Stockholder, if such acquisition is consented to by the other Major Stockholder or, if there shall be no other Major Stockholder, by a majority of the Board of Directors of the Company. The restri ction set forth in this
Section 3.3 shall terminate with respect to a particular Stockholder upon the earlier to occur of (i) the termination of this Agreement or (ii) six months after (x) for Stockholders other than those described in clause (y) or clause
(z) below, such time as such Stockholder and its Affiliates no longer own any shares of Common Stock or any options or warrants to acquire any shares of Common Stock, (y) for the members of the Centre Group, such time as the Centre Ownership Percentage shall be less than 2% and (z) for the members of the WPG Group, such time as the WPG Ownership Percentage shall be less than 2%.

               (b)  Each Stockholder regards the restrictions set forth in this
Section 3.3 as reasonable and as designed to provide the other Stockholders and the Company with limited, legitimate and reasonable protection against diminution of the value of the Company attributable to any actions of any Stockholder or its Controlled Affiliates contrary to such restrictions. Each Stockholder acknowledges that irreparable damage would occur in the event any of the provisions of this Section 3.3 were breached and accordingly agrees that the Company and the other Stockholders shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section 3.3, and shall be entitled to enforce specifically the provisions of this Section 3.3, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the Company or such Stockholder may be entitled under this Agreement or at law or in equity. It is the intent and understanding of the Stockholders that if, in any action before any court or other governmental entity legally empowered to enforce the provisions of this Section 3.3, any term, restriction, covenant or promise in this Section 3.3 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or other governmental entity.

          Section III.4  Bylaws.  Notwithstanding anything in the Certificate of
                         ------
Incorporation, the Bylaws or this Agreement to the contrary, each of the Stockholders acknowledges and agrees that it shall not take or cause to be taken any action to amend, restate, repeal or adopt new bylaws for the Company, unless such action is taken with the approval of a majority of the entire Board of Directors of the Company, which majority shall include at least one Class A Director, if any, and one Class B Director, if any. Any purported action by any Stockholder to amend, restate, repeal or adopt new bylaws for the Company that does not comply with the immediately preceding sentence shall be null and void ab initio and of no force or effect, and the Company shall not recognize or be
-- ------
bound by any such purported action.

          Section III.5  Termination of Employment Agreements.  Notwithstanding
                         ------------------------------------
anything in this Agreement or the Bylaws to the contrary, and in addition to any other rights or powers that may be provided in the Bylaws, each of the Employment Agreements may be terminated by the Company for "Cause" (as such term is defined in the respective Employment Agreement) if such termination is authorized by a resolution duly adopted and approved by a majority of the then-existing Class A Directors and Class B Directors, without the necessity for any vote, consent or approval from any of the other members of the Board of Directors of the Company, which resolution shall contain a certification and finding by the adopting directors that the factual basis or bases supporting termination for "Cause" do in fact exist; provided, however, that in the event
                                          --------  -------
no majority consensus is obtained in a vote of the Class A Directors and Class B Directors, such termination may be authorized by a majority vote of the Board of Directors of the Company.

          Section III.6  Initiation of Sale Process.  (a)  At any time following
                         --------------------------
the fourth anniversary of the Effective Date, any Major Stockholder shall be entitled to require the Board of Directors of the Company to direct the Company's management to solicit offers from third parties to engage in a Sale Transaction (as defined below); provided, however, that this Section 3.6 shall
                                --------  -------
be of no force or effect from and after the consummation of an Initial Public Offering. In such event the Company shall take all actions reasonably necessary to solicit such offers, including, but not limited to, engaging the services of an investment banker selected by a majority of the Board of Directors of the Company (without regard to Section 3.2) with the consent of all then-existing Major Stockholders, which consent shall not be unreasonably withheld or delayed, with a view toward obtaining the highest aggregate price per share of Common Stock. Upon receipt of such offers, the Company shall enter into such agreements as shall be necessary to effectuate the acquisition (whether by the sale of stock or assets or by merger or consolidation or similar transaction) of the Company (a "Sale Transaction") at the highest aggregate price per share of Common Stock and the Board of Directors shall approve such actions (including the execution and delivery of any definitive acquisition agreement); provided,
                                                                     --------
however, that neither the Company nor the Board of Directors shall be required
-------
to take any such action unless the Board shall have received an opinion from the Company's financial advisor to the effect that the consideration to be paid in respect of the shares of Common Stock in such transaction is fair to the Company's stockholders from a financial point of view.

          (b) If the Board of Directors of the Company adopts a resolution approving a Sale Transaction pursuant to Section 3.6(a), each Stockholder shall vote all shares of Common Stock held by it in favor of such Sale Transaction and shall otherwise cooperate with the Company in connection with the effectuation of such Sale Transaction.

                                  ARTICLE IV
                   TRANSFER RESTRICTIONS; TRANSFER OF STOCK

          Section IV.1  Transfer of Common Stock.  No Stockholder shall sell,
                        ------------------------
transfer, assign or otherwise in any manner dispose of (such a sale, transfer, assignment or disposition is sometimes referred to herein as a "transfer"), or pledge, hypothecate, encumber or otherwise grant a security interest in (voluntarily or involuntarily), any shares of Common Stock except (x) as expressly permitted in any subsection of this Section 4.1, (y) as provided in
Section 4.5 or (z) with the prior written consent of a majority of the Board of Directors of the Company and each of the Major Stockholders:

               (a) Subject to Section 4.1(d) and to compliance with Section 4.3, a Stockholder may transfer shares of Common Stock to an Affiliate thereof. In the event any such Affiliate is a corporation, partnership, trust, association or other entity and ceases to be an Affiliate of the transferring Stockholder due to such Stockholder's disposition of its direct or indirect interest in such Affiliate, such transferring Stockholder shall cause such Affiliate to transfer to such Stockholder or another Affiliate of such Stockholder all Common Stock owned by such Affiliate immediately prior to the time such Affiliate ceases to be an Affiliate of such Stockholder, provided that if such transfer of Common Stock
                               -------- ----
does not occur prior to such disposition of such interest in such Affiliate, such disposition shall be deemed a transfer which is subject to all of the restrictions set forth in this Article IV. In addition, subject to compliance with Section 4.3, (i) Centre may transfer or cause to be transferred shares of Common Stock to any Permitted Centre Distributee pursuant to an in-kind distribution (or, in the case of the State Board, through a release under the Investment Management Agreement) of such shares, (ii) WPG may transfer or cause to be transferred shares of Common Stock to any Permitted WPG Distributee pursuant to an in-kind distribution of such shares and (iii) each Management Stockholder may transfer shares of Common Stock to a living trust for the benefit of any or all of such Management Stockholder's spouse or descendants. For the avoidance of doubt, any distribution by such trust shall be deemed to be a transfer for purposes of this Agreement.

               (b) A Stockholder may transfer shares of Common Stock in a registered public offering pursuant to the Registration Rights Agreement or, thereafter, pursuant to Rule 144 promulgated under the Securities Act.

               (c) Subject to Section 4.1(d) and to compliance with Section 4.3, and except with respect to a transfer pursuant to Section 4.1(a), 4.1(b) or 4.5, a Stockholder other than a Management Stockholder or a transferee of a Management Stockholder under Section 4.1(a) (the "Transferor") may at any time give written notice (the "Transferor's Notice") to the Company that it has received a bona fide third-party offer to purchase all or a portion of the shares of such Stockholder's Common Stock and that such Stockholder desires to transfer any or all of such shares. The Transferor's Notice shall specify the proposed transferee thereof, the number of shares of Common Stock to be transferred and the amount and type of consideration to be received therefor, shall contain an undertaking by the proposed transferee to honor any Participation Offer which is made in accordance with the terms hereof and shall contain the following offers:

               (i) The Transferor shall offer to sell (the "First Option") all such shares to the Company for cash at the same price per share as to be paid by the proposed transferee. Regardless of whether the Company exercises the First Option, to the extent the consideration to be paid by the proposed transferee consists of assets other than cash, the cash equivalent of such consideration shall be determined by a qualified, independent appraiser selected by the Board of Directors. The decision whether or not the Company will accept the First Option in any particular instance shall be made by the Board of Directors of the Company, excluding any directors designated by the Transferor or proposed transferee (or any Affiliate thereof) pursuant to Section 3.1 hereof. If the Company (x) fails to notify the Transferor in writing within 20 days (35 days in the event that an appraiser is selected to determine the cash equivalent value of any non-cash consideration) after receipt of the Transferor's Notice that it elects to accept the First Option or (y) by written notice rejects the First Option in whole or in part, the Transferor shall offer to sell (the "Second Option") the shares not to be so purchased to any other stockholder who is a Major Stockholder (each, an "Other Stockholder") for cash at the same price as the Company is entitled to purchase such shares pursuant to the First Option, such offer to be accepted ratably based on the number of shares of Common Stock owned by each Other Stockholder exercising the Second Option. If such Second Option is not accepted by any of such Other Stockholders by written notice delivered to the Transferor within 20 days after the date such offer is received, the Transferor may transfer all shares subject to the Transferor's Notice to the proposed transferee in accordance with the terms of such transfer set forth in the Transferor's Notice, and, if the Participation Offer described in clause
     (ii) below has been accepted, the Participation Offer; provided, howev-
                                                            --------  ------
     er, that such transfer shall occur no later than 60 days after the
     --
     expiration of such 20-day period or five days after the expiration or waiver of any waiting period (such period not to exceed 60 days) applicable to such transfer pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), whichever is later. The Transferor shall not be required to sell any shares covered by the Transferor's Notice to the Company or to any Other Stockholder unless all such shares are to be purchased pursuant to either the First Option, the Second Option, or both. If the First Option and/or the Second Option, as the case may be, is accepted, the Transferor shall transfer such shares (free of all liens and encumbrances except this Agreement) to the respective purchasers thereof no earlier than 60 days nor more than 90 days after the date such offer is accepted by the Company and/or Other Stockholders, whichever is later, against delivery by the purchaser of immediately available funds payable to the Transferor; provided that, if the HSR Act is applicable to the First Option or the Second Option, such date shall be extended to the date which is five days after the date the applicable waiting period expires or is waived.

               (ii) The Transferor shall offer (the "Participation Offer") to include in the proposed transfer a number of shares designated by any of the other Stockholders (each, a "Participating Stockholder"), not to exceed, in respect of any such Participating Stockholder, the number of shares equal to the product of (x) the aggregate number of shares to be transferred by the Transferor to the proposed transferee and (y) a fraction with a numerator equal to the number of shares of Common Stock that such Participating Stockholder owns and a denominator equal to the number of shares of Common Stock that all the Stockholders own; provided that a
                                                           --------
     Transferor shall not be required to make a Participation Offer in respect of a proposed transfer, or series of related proposed transfers, by the Transferor of a number of shares of Common Stock representing less than 2-1/2% of the then-outstanding shares of Common Stock. The Participation Offer shall be conditioned upon the Transferor transferring shares pursuant to the First Option and/or the

     Second Option or consummating (which it shall not be obligated to do) the transactions contemplated in the Transferor's Notice with the transferee named therein. If any Participating Stockholder or Participating Stockholders have accepted the Participation Offer, the Transferor and such Participating Stockholder or Participating Stockholders shall transfer the number of shares specified in the Participation Offer as follows: (i) to the Company, if it exercised the First Option in whole, or (ii) if the Company exercised the First Option in part and the Other Stockholder or Other Stockholders who exercised the Second Option did so with respect to the remaining shares, to the Company and the Other Stockholder or Other Stockholders, or (iii) if the Company did not exercise the First Option, to the Other Stockholder or Other Stockholders who exercised the Second Option in full, if any, or (iv) in all other events, to the proposed transferee in accordance with the terms of such transfer set forth in the Transferor's Notice.

          (d) Any purported transfer of Common Stock by a Stockholder which is not permitted by the foregoing provisions of this Section, or which is in violation of such provisions, shall be void and of no force and effect whatsoever.

          (e) In no event shall a merger or consolidation of the Company with any person or entity effected in accordance with the provisions of Sections 3.2 or 3.6 above constitute a transfer for purposes of this Section 4.1.

          Section IV.2  Legends.  (a)  Each certificate for Common Stock shall
                        -------
contain a legend substantially in the form of the following:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF, AND RESTRICTIONS ON TRANSFER SET FORTH IN, A STOCKHOLDERS' AGREEMENT ENTERED INTO BY AND AMONG NCI ACQUISITION CORPORATION (THE "COMPANY") AND CERTAIN OTHER PERSONS NAMED THEREIN, DATED AS OF DECEMBER 31, 1997, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY, AND SUCH SHARES ARE HELD AND MAY NOT BE SOLD, AS-

     SIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, ENCUMBERED, OTHERWISE GRANTED AS SECURITY, OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE THEREWITH. SUCH STOCKHOLDERS' AGREEMENT CONTAINS, AMONG OTHER THINGS, A "RIGHT OF FIRST REFUSAL" RESTRICTION WITH RESPECT TO SUCH SHARES.

          (b) In addition to the legend required under Section 4.2(a), each Stockholder agrees that, if legal counsel to the Company deems appropriate, each certificate representing shares of Common Stock also shall bear a legend in substantially the following form:

     THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY (WHICH, IN THE DISCRETION OF THE COMPANY, MAY INCLUDE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

          Section IV.3  Transferees to be Bound.  In the event of any transfer
                        -----------------------
of shares of Common Stock of the Company pursuant to Section 4.1(a) or (c) hereof, the transferee shall agree in writing with the remaining Stockholder(s) to be bound by the terms of this Agreement prior to such transfer, and from and after such transfer, such transferee shall be deemed to be a "Stockholder" for all purposes hereunder; provided, however, that notwithstanding anything in this
                        --------  -------
Agreement to the contrary, no transferee of any shares of Common Stock shall be
(i) entitled to exercise any rights of Centre or WPG under this Agreement with respect to the designation of Centre Designees or WPG Designees or (ii) deemed to be a Major Stockholder. In the event of a transfer of shares of Common Stock by a Management Stockholder to a living trust for the benefit of any or all of such Management Stockholder's spouse or descendants, such trust and, in the event of any distribution of such shares of Common Stock by such trust, the distributees thereof, together with such Management Stockholder, shall be deemed to be such Management Stockholder for all purposes under this Agreement, and shall comply with all obligations of such Management Stockholder hereunder, in each case including, without limitation, Section 4.5 hereof.

          Section IV.4  Termination of Restrictions.  Notwithstanding anything
                        ---------------------------
in this Agreement to the contrary, from and after the consummation of an Initial Public Offering, the provisions of Sections 4.1, 4.2(a) and 4.3 shall be inapplicable.

          Section IV.5  Repurchase Rights.
                        -----------------

               (a) Within 60 days following the occurrence of a Repurchase Event with respect to a Stockholder, the Company shall have the right and option to purchase (a "Repurchase Right") all or any part of the shares of Common Stock owned by such Stockholder and each Affiliate of such Stockholder (or his personal representative, as the case may be) (collectively, the "Selling Stockholder") in the manner, for the price and on the terms and conditions contained in this Section 4.5. The Company shall exercise such option by giving written notice of such exercise to the Selling Stockholder specifying the number of shares to be repurchased.

               (b) In the event that the Company does not exercise the foregoing Repurchase Right with respect to all of the shares of Common Stock that may be purchased under this Section 4.5, then the Company shall notify (the "Repurchase Option Notice") each of the Other Stockholders of (i) the event giving rise to the Repurchase Right, and (ii) the number of shares of Common Stock owned by such Selling Stockholder as to which the Company did not exercise its Repurchase Right (the "Available Repurchase Shares").

               (c) Following the delivery of the Repurchase Option Notice, each of the Other Stockholders shall have a Repurchase Right (exercisable within 30 days of receipt of the Repurchase Option Notice by giving written notice to such Selling Stockholder) to purchase all or any part of the Available Repurchase Shares, in the manner, for the price and on the terms and conditions contained in this Section 4.5.

               (d) If the Company exercises its Repurchase Right, then it shall purchase all of the shares of Common Stock for which it has exercised such right, and each Other Stockholder who shall have exercised its Repurchase Right (collectively, the "Purchasing Stockholders") shall purchase all of the shares of Common Stock for which it has exercised such right. In the event that the Purchasing Stockholders shall have exercised their Repurchase Rights with respect to a number of shares of Common Stock representing, in the aggregate, more than the number of Available Repurchase Shares, then each Purchasing Stockholder shall purchase from the Selling Stockholder a number of shares equal to the lesser of (i) the number of shares of Common Stock for which such Purchasing Stockholder purported to exercise its Repurchase Right and (ii) such Purchasing Stockholder's Repurchase Right Pro-Rata Share (as defined below) of
the Available Repurchase Shares.   If following such allocation, any of such
Available Repurchase Shares remains unallocated, such unallocated shares will be reallocated (one or more times as necessary) on the same principle among those Purchasing Stockholders who shall have been allocated less than the number of shares of Common Stock for which such Purchasing Stockholder purported to exercise its Repurchase Right, until all Available Repurchase Shares shall have been allocated; provided, however, that no Stockholder shall, by reason of the
                --------  -------
foregoing, be required to purchase more than the number of Available Repurchase Shares with respect to which it has exercised a Repurchase Right. "Repurchase Right Pro-Rata Share" means, with respect to a particular Purchasing Stockholder, a fraction, the numerator of which is the number of shares of Common Stock owned by such Purchasing Stockholder and the denominator of which is the number of shares of Common Stock owned by all Purchasing Stockholders who are subject to such allocation.

               (e) The purchase price ("Purchase Price") of any shares of Common Stock pursuant to the exercise of a Repurchase Right shall be the Fair Market Value of such shares; provided, however, that if a Repurchase Right arises upon
                      --------  -------
the termination of a Management Stockholder for Cause (as such term is defined in the Management Stockholder's Employment Agreement), then the Purchase Price of each share of Common Stock shall be the lower of the cost (determined on an average cost basis) of such share of Common Stock or the Fair Market Value of such share of Common Stock.

               (f) For purposes of this Section 4.5, the "Fair Market Value" of a share of Common Stock subject to a Repurchase Right shall be determined as follows:

               (i) if, at the time of such Repurchase Event, such shares of Common Stock are listed on any national securities exchange or quoted on any inter-dealer system, the Fair Market Value of a share of Common Stock shall be equal to the average closing sales price per share of Common Stock on such exchange or system during the ten trading days prior to the date on which such Repurchase Event occurred;

               (ii) if such shares are not so listed or quoted at such time, then during the ten-day period following the date on which a Repurchase Right is exercised the Selling Stockholder (or his personal representative) and the Board of Directors of the Company (following consultation with the Purchasing Stockholders, if any) shall each submit to the other such party's respective proposal as to the Fair Market Value. If neither proposal is more than 10% higher than the other proposal, then the Fair Market Value shall be equal to the average of such proposals; or

               (iii) in the event that one of the proposals contemplated under clause (ii) above is more than 10% higher than the other proposal, then within ten business days after the submission of such proposals, the Board of Directors shall select and retain a qualified independent appraiser of closely held businesses (the "Appraiser"). The Selling Stockholder (or his personal representative), on the one hand, and the Board of Directors, on the other hand, shall each submit to the Appraiser such parties' respective proposal as to the Fair Market Value (which proposal shall be the same proposal submitted under clause (ii) above), together with such supporting data as such party deems relevant. The Appraiser shall then conduct its own evaluation of such opinions and such data, and shall conduct such independent procedures and investigation as the Appraiser shall deem necessary in order to form an opinion as to the Fair Market Value. The Appraiser shall then determine the Fair Market Value, which shall be within the range proposed by the Selling Stockholder and the Board of Directors. The Appraiser shall give written notice of its determination to the Selling Stockholder (or his personal representative) and the Company. The fees and expenses of the Appraiser shall be paid equally by the Selling Stockholder (or his personal representative) and the Company.

               (g) The Purchase Price with respect to any shares of Common Stock purchased by the Company pursuant to its Repurchase Right shall be paid in the following manner:

               (i) to the extent permitted by any loan agreement, indenture or other agreement to which the Company or any Subsidiary is a party or by which any of them or their property is bound (a "Financing Agreement"), an amount equal to 33-1/3% of the Purchase Price shall be paid on the Closing Date; provided, however, that (A) if (x) the Company or any Subsidiary
           --------  -------
     shall have obtained insurance on the life of a Selling Stockholder for the purpose of providing funds with which to purchase such shares of Common Stock, (y) the proceeds of such insurance (the "Insurance Proceeds") exceed the portion of the Purchase Price which is payable on the Closing Date in cash but for the operation of this clause (i), and (z) the Insurance Proceeds have been collected on the Closing Date, then the Company shall pay toward the Purchase Price on the Closing Date an amount equal to such Insurance Proceeds (but not in excess of the Purchase Price) (it being understood that if the Insurance Proceeds are collected by the Company or any Subsidiary after the Closing Date, the Company shall make a mandatory prepayment under the note(s) delivered by the Company pursuant to this
     Section 4.5(g) of the amount by which the Insurance Proceeds exceed the amount which was paid on the Closing Date (but not in excess of the remaining principal balance of such note(s)), immediately following collection thereof, with all installments coming due under said note(s) thereafter to be reduced ratably) and (B) if any Financing Agreement prohibits or restricts the ability of the

     Company to make any payment required hereunder, then the Company shall pay at the Closing such amount as is permissible under such Financing Agreement;

               (ii) the balance of the Purchase Price shall be paid in two (2) equal annual installments on the first and second anniversaries, respectively, of the Closing Date; provided, however, that such number of
                                        --------  -------
     installments shall be increased (but shall not exceed five) if necessary to reduce the amount of the required payments to a level which is permissible under any Financing Agreement. The principal amount of the balance of the Purchase Price remaining from time to time unpaid shall bear interest, payable on the same dates as each installment of principal, at a rate per annum equal to the lowest rate per annum which will not result in any portion of the purchase price of the shares of Common Stock being treated as interest (whether unstated interest, original issue discount or otherwise) under the provisions of the Code; and

               (iii) In the event a Management Stockholder is indebted to the Company under a Promissory Note evidencing a portion of the subscription price or option exercise price of his Shares (a "Purchase Money Note"), the aggregate principal balance, and all accrued interest, outstanding under said Purchase Money Note as of the Article VI Closing Date shall be offset
     (x) against the Purchase Price payable by the Company and (y) ratably under the installment payments due and to become due with respect thereto, except that all payments shall be applied first to accrued interest owed under the Purchase Money Note and the remainder to the principal thereof in inverse order of maturity. The portion of the Purchase Price which is not paid on the Closing Date shall be evidenced by a non-negotiable promissory installment note or notes made by the Company, such note or notes to be in a commercially reasonable form (including, without limitation, rights of acceleration thereunder), providing for payment of the unpaid balance of the Purchase Price and interest thereon, all as herein provided. Each such promissory installment note shall provide that it may be prepaid at any time or from time to time, in whole or in part, without premium, penalty or notice. If there is more than one seller of such shares of Common Stock, a separate note shall be issued to each such seller. Each note shall provide that a default under any other note made by the maker thereof to a Management Stockholder or his Affiliates shall be a default under all notes made by the maker thereof to such Management Stockholder or his Affiliates pursuant to this Section 4.5. Each such note shall be subordinated and subject in right of payment to the prior payment of all indebtedness of the Company and any successor thereto, including, without limitation, any debt outstanding under any Financing Agreement and any modifications, renewals, extensions, replacements and refundings of all such indebtedness. Any Purchasing Stockholder shall be entitled to pay the Purchase Price with a note to the same extent as the Company. Any notes which are made by the Company or any Purchasing Stockholder shall be secured by a pledge of the shares of Common Stock so purchased and shall be with full recourse to the maker, provided, however, that where the maker is a direct or indirect
            --------  -------
     Affiliate of a Management Stockholder, then, at the option of the payee, the note shall be issued with full recourse to the last Management Stockholder who had owned such shares of Common Stock.

          Section IV.6  Closing.  Any purchase of shares of Common Stock
                        -------
pursuant to Section 4.1(c) or 4.5 shall be consummated (the "Closing") at the Company's principal office at 10:00 a.m., prevailing business time, on the date (the "Closing Date") which is (x) specified in Section 4.1(c)(i) in the case of a purchase under Section 4.1(c) or (y) the 90th day after the date of occurrence of the event giving rise to the Repurchase Right or obligation to purchase shares of Common Stock pursuant to this Section 4.5, unless an appraisal demand is exercised or (z) in the event an appraisal demand is exercised pursuant to
Section 4.5(f), the 30th day after the date on which the Company receives the
written report of the Appraiser pursuant to Section 4.5(f).   If such date is a
Saturday, Sunday or legal holiday, the Closing shall occur at the same time and place on, and the Closing Date shall be, the next succeeding business day. At the Closing, each Person selling shares of Common Stock shall deliver certificates representing the shares being purchased, duly endorsed, and each shall furnish such other evidence, including applicable inheritance and estate tax waivers and releases, as may reasonably be necessary to effect the transfers of such shares.

          Section IV.7  Failure to Deliver Shares.  In the event the Company or
                        -------------------------
any Stockholder exercises one or more options to purchase shares of Common Stock pursuant to this Article IV and in the event a Stockholder or an Affiliate whose shares are to be purchased pursuant to this Article IV fails to deliver such shares, in proper form for transfer, on the Closing Date, the Company and/or such Stockholders purchasing Shares pursuant to this Article IV may elect to deposit the cash and promissory note, if any, representing the Purchase Price with an escrow agent. From and after the deposit of such Purchase Price, such shares shall be deemed for all purposes (including the right to vote, receive payment of dividends and exercise rights under this Agreement) to have been transferred to the purchasers thereof, the Company shall issue new certificates representing such shares to the purchasers thereof, and the certificates registered in the name of the Stockholders obligated to sell such shares shall be deemed to have been canceled and to represent solely a right to receive payment of the Purchase Price, without interest, from the escrow account. If the proceeds of sale have not been claimed by the Stockholder and each Affiliate thereof whose shares were purchased pursuant to this Article IV prior to the third anniversary of the Closing Date, the escrow deposits, and all interest earned thereon, shall be returned to the respective depositors, and the Stockholder and each such Affiliate thereof whose shares of Common Stock were purchased shall look solely to the purchasers for payment of the Purchase Price. The escrow agent shall not be liable for any action or inaction taken by him in good faith.


                                   ARTICLE V
                                    BUDGETS

          Section V.1  Annual Budget Process.  The parties hereto agree that the
                       ---------------------
annual operating budget of the Company (which shall include a financing plan and an annual capital expenditure budget) for a particular year will be prepared and available for review by the directors within the normal budget cycle of the Company but in no event later than November 15th of the year preceding each such particular year, provided that actual approval of such budget shall occur in accordance
      -------- ----
with the terms of Section 3.2 hereof.


                                  ARTICLE VI
                           COVENANTS OF THE COMPANY

          Section VI.1  Financial Statements and Other Information.  The Company
                        ------------------------------------------
shall deliver to each Stockholder, or its transferee, as long as it holds any shares of Common Stock, the following:

               (a)  As soon as available but in any event not later than sixty
(60) days after the end of each of the quarterly accounting periods (other than the fourth fiscal quarter of the Company in each fiscal year which is governed by Section 6.1(b) below), the unaudited consolidated balance sheet of the Company and its Subsidiaries, if any, as of the end of each such period, the related unaudited consolidated statements of income and retained earnings of the Company and its Subsidiaries, if any, for such quarterly period and for the period from the beginning of such fiscal year to the end of such quarterly period, and the related unaudited statements of cash flows of the Company and its Subsidiaries, if any, for the period from the beginning of such fiscal year to the end of such quarterly period. All such financial statements shall be prepared in accordance with generally accepted accounting principles (except that such financial statements need not contain footnotes) applied on a consistent basis.

               (b)  As soon as available, but in any event no later than ninety
(90) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheets of the Company and its Subsidiaries, if any, as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries stating in comparative form the figures as of the end of and for the previous fiscal year certified by a firm of independent certified public accountants of recognized national standing selected by the Company and approved by the Board of Directors in accordance with Section 3.2 hereof. All such financial statements shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis.

               (c) As soon as available but in any event not later than forty-five (45) days after the end of each month, beginning after the first month after the Effective Date, on a monthly basis, (i) an unaudited consolidated statement of income and explanation of income and expenses of the Company and its Subsidiaries, if any, for such month, (ii) an unaudited consolidated balance sheet of the Company and its Subsidiaries, if any, as of the end of such month and (iii) an unaudited consolidated statement of funds from operations of the Company and its Subsidiaries, if any, as of the end of such month.

               (d) For any period in which the Company is required to file reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Company shall deliver such reports to all Stockholders.

               (e) With reasonable promptness, such other information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested by any Stockholder.

          Section VI.2  Inspection.  Employees and agents of the Major
                        ----------
Stockholders and, for so long as WPG is a Major Stockholder, employees and agents of each of Lion, Weber and Westpool, shall have access to the properties of the Company and its Subsidiaries, if any, for the purpose of inspecting such properties and the operations thereon (except as restricted by secrecy or similar agreements with third parties), during reasonable business hours, provided (i) reasonable advance notice is given and (ii) it will not, in the reasonable discretion of the Company, interfere with the ongoing operation of the Company or its Subsidiaries, as the case may be. The books and records of the Company and each of its Subsidiaries shall be available for inspection and review by employees and agents of the Stockholders during reasonable business hours, provided reasonable advance notice is given and provided it will not, in the reasonable discretion of the Company, interfere with the ongoing operation of the Company or its Subsidiaries, as the case may be. The costs and expenses incurred in connection with any such inspections or reviews shall be borne by the Stockholder making such inspection or review. Notwith-standing anything in this Agreement to the contrary, and without limiting any Management Stockholder's obligations under Article VII, no Management Stockholder shall be entitled to review or receive any Confidential Information from and after such time as such Management Stockholder directly or indirectly engages in, participates in or makes a financial investment in or becomes employed by or renders any services to or for any Person (including such Management Stockholder) in competition with the credit reporting, collection or accounts receivable management activities of the Company or any of its Subsidiaries, regardless of whether such activities are otherwise permitted under such Management Stockholder's Employment Agreement.

          Section VI.3  Records.  The Company shall, and shall cause each of its
                        -------
Subsidiaries to, maintain reasonably complete and accurate records and accounts of all income and expenditures, working capital, investments, acquisitions and disposition of properties, financial arrangements and all other Company activities. Such records and accounts shall be maintained in accordance with generally accepted accounting principles.

          Section VI.4  Fiscal Year.  The Company's fiscal year shall commence
                        -----------
on January 1 and end on December 31 of each year.


                                  ARTICLE VII
                                CONFIDENTIALITY

          Section VII.1  Confidentiality.  Each of the Stockholders and the
                         ---------------
Company acknowledges that it, its Affiliates and its and its Affiliates' employees, agents, advisors or representatives (collectively, "representatives") possess and may hereafter obtain, confidential business, commercial, technical, financial and operational information from the other parties to this Agreement, their respective Affiliates and their respective businesses and which relates to the past, ongoing or future operations of the Company (collectively, such information, whether obtained in written form, visually (such as by inspection) or orally, is hereinafter referred to as "Confidential Information"). For purposes of this Section 7.1, the "Confidential Information of a party" shall include the Confidential Information of such Party's

Affiliates. With respect to Confidential Information, each of the Company and each Stockholder covenants to the others as follows:


               (a) Each party agrees to exercise the same degree of care as it uses in protecting its own Confidential Information from disclosure (but not less than reasonable care) to make no disclosure of any Confidential Information received from any other party, and further agrees to make no use of any Confidential Information received from any other party except, in each case, in connection with the execution and delivery of this Agreement, the Registration Rights Agreement, the agreements and transactions contemplated hereby and thereby and any future agreements, arrangements and transactions involving the operations of the Company.

               (b) The obligations of non-disclosure and restricted use contained in this Section 7.1 shall not apply to any of the disclosing party's Confidential Information that the receiving party can show by reasonable proof:

               (i) was available to the public prior to the date such Confidential Information was disclosed to the receiving party;

               (ii) becomes available to the public through no fault of the receiving party subsequent to the date such Confidential Information was disclosed to the receiving party;

               (iii) was in the possession of the receiving party prior to the date such Confidential Information was disclosed to the receiving party, and was not obtained by the receiving party from a third party having an obligation of confidentiality to the disclosing party regarding such Confidential Information;

               (iv) is hereafter rightfully obtained by the receiving party from a third party not under an obligation of confidentiality to the disclosing party regarding such Confidential Information; or

               (v) is independently developed by employees of the receiving party without using the Confidential Information of the disclosing party.

It shall not be a breach of the obligation of non-disclosure contained in this
Section 7.1 if a receiving party discloses any Confidential Information as required by law or judicial proceeding; provided, however, that such disclosure
                                        --------  -------
shall be excused only to the extent such disclosure is required by law or such proceeding and only if the receiving party provides prior written notice to the disclosing party sufficient to allow the disclosing party an opportunity to oppose or attempt to limit the required disclosure, and only if the receiving party itself uses all reasonable efforts to ensure that the confidentiality of the Confidential Information is protected by court or administrative order.

               (c) The obligations provided herein with respect to non-disclosure and restricted use of Confidential Information shall not apply to particular Confidential Information upon the occurrence of ten years from the date of first receipt of such Information by the receiving party from the disclosing party.

               (d) Each party shall have the right to disclose to its Affiliates and representatives (and (x) in the case of Centre, to the members of the Centre Group and (y) in the case of WPG, to the members of the WPG Group) (collectively, its "Permitted Receiving Persons") all Confidential Information received under this Agreement; however each receiving party warrants that its Permitted Receiving Persons will comply with all of the obligations set out in this Section 7.1, and further agrees to be responsible for all harm caused by any non-compliance by any Permitted Receiving Person of the receiving party with any of the obligations set out in this Section 7.1, to the same extent the receiving party would have been responsible under applicable law for its own breach of the same obligations.

               (e) Each party agrees that it will use reasonable efforts to inform all of its Permitted Receiving Persons to whom Confidential Information of any other party is disclosed, of the existence of this Agreement and of the confidential nature of such Confidential Information.

                                 ARTICLE VIII
                                 MISCELLANEOUS

          Section VIII.1  Termination of Agreement.  This Agreement shall
                          ------------------------
terminate only (a) with the mutual consent of the Stockholders, (b) upon the dissolution or liquidation of the Company, (c) upon the consummation of any merger or consolidation to which the Company is a party (except any merger or consolidation immediately following which a majority of the capital stock entitled to vote generally in the election of directors of the surviving or resulting entity or any Person controlling such surviving or resulting entity shall be held by the Stockholders) or (d) upon the consummation of a Sale Transaction.

          Section VIII.2  Notices.  All notices, consents, requests, demands and
                          -------
other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed duly given or delivered if (i) delivered by hand, (ii) delivered by a recognized overnight commercial courier (receipt requested), or (iii) sent by telecopier (with receipt confirmed), provided that with respect to clause (iii) a copy is either promptly
            -------- ----
thereafter mailed in the United States by first-class postage pre-paid mail or sent by a recognized overnight commercial courier (receipt requested), to the party as follows:

If to the
 Centre Group:      Centre Partners Management LLC
                    30 Rockefeller Plaza, 50th Floor
                    Suite 5050
                    New York, New York  10020
                    Fax:  (212) 332-5801
                    Attention:  Paul J. Zepf

 Copy to:           Skadden, Arps, Slate,
                     Meagher & Flom LLP
                    919 Third Avenue
                    New York, New York  10022
                    Fax:  (212) 735-2001
                    Attention:  William S. Rubenstein,
                                 Esq.

If to the

WPG Group (other
than Weber, Lion
and Westpool):      WPG Corporate Development
                     Associates V, L.P.
                    One New York Plaza
                    New York, New York  10004
                    Fax:  (212) 908-0112
                    Attention:  Craig S. Whiting

 Copy to:           Finn, Dixon & Herling, LLP
                    One Landmark Square, Suite 1400
                    Stamford, Connecticut  06901
                    Fax:  (203) 325-5015
                    Attention:  Michael J. Herling, Esq.

If to Weber, Lion
or Westpool:        __ Bluewater Capital Management, Inc.
                    50 California Street
                    Suite 3200
                    San Francisco, California  94111
                    Fax:  (415) 788-6763
                    Attention:  Morris Cheston III

 Copy to:           London Merchant Securities Group of
                     Companies
                    Carlton House
                    33 Robert Adam Street
                    London W1M 5AH
                    Fax:  011-44-171-935-3737
                    Attention:  Iain MacPhail MA, FCA

If to Avalon:       Avalon Investment Partners, LLC
                    Daylesford Plaza
                    Suite 210
                    1436 Lancaster Avenue
                    Berwyn, Pennsylvania  19312
                    Fax:  (610) 296-7844
                    Attention:  Jeffrey Weiss

If to the
 Company:           NCI Acquisition Corporation
                    6190 Powers Ferry Road
                    4th Floor
                    Atlanta, Georgia  30339
                    Fax:  (770) 644-7420
                    Attention:  President

 Copy to:           Weil, Gotshal & Manges LLP
                    767 Fifth Avenue
                    New York, New York 10153
                    Fax:  (212) 310-8007
                    Attention:  Jane McDonald, Esq.

If to any
 Management
 Stockholder:       __ NCI Acquisition Corporation
                    6190 Powers Ferry Road
                    4th Floor
                    Atlanta, Georgia  30339
                    Fax:  (770) 644-7420
                    Attention:  President

 Copy to:           Ungaretti & Harris
                    70 West Madison Street
                    Suite 3500
                    Chicago, Illinois  60602
                    Fax:  (312) 977-4405
                    Attention:  Gary I. Levenstein, Esq.


or to such other address and/or telecopy number as any party (or the acquiror of such party's shares of Common Stock) shall have designated by fifteen (15) days' notice in writing to the other parties.

          Section VIII.3  Waivers.  The parties hereto may by written instrument
                          -------
(i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, and (ii) waive compliance or performance by any other party with or of any of the covenants or agreements made to it by any other party contained in this Agreement; provided, however, that the Major
                                         --------  -------
Stockholders, by mutual written agreement, shall be entitled to waive, on behalf of all parties to this Agreement, without the consent of the Company or the other Stockholders, any provision of this Agreement, provided that such waiver does not materially adversely affect the rights of the Company or such other Stockholders hereunder. The delay or failure on the part of any party hereto to insist, in any one instance or more, upon strict performance of any of the terms or conditions of this Agreement, or to exercise any right or privilege herein conferred shall not be construed as a waiver of any such terms conditions, rights or privileges but the same shall continue and remain in full force and effect. All rights and remedies are cumulative.

          Section VIII.4  Amendment.  This Agreement shall be modified,
                          ---------
supplemented or amended only by a written instrument executed by all of the Stockholders; provided, however, that the Major Stockholders, by mutual written
              --------  -------
agreement, shall be entitled to amend this Agreement without the consent of the Company or the other Stockholders provided that such amendment does not materially adversely affect the rights of the Company or such other Stockholders hereunder.

          Section VIII.5  Applicable Law.  This Agreement shall be governed by
                          --------------
and construed in accordance with the laws of the State of Delaware without giving effect to any of the conflict of law rules thereof.

          Section VIII.6  Assignment.  Except as expressly contemplated hereby,
                          ----------
this Agreement may not be assigned by any party to it without the prior written consent of the other parties.

          Section VIII.7  Binding Effect; Benefits.  This Agreement shall inure
                          ------------------------
to the benefit of, and be binding upon, the parties to it and their respective successors, permitted assigns and other permitted transferees. Nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties to it and their respective successors, permitted assigns and other permitted transferees, any rights or remedies under or by reason of this Agreement.

          Section VIII.8  Counterparts.  This Agreement may be executed in one
                          ------------
or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          Section VIII.9  Invalidity.  If any of the provisions of the Agreement
                          ----------
is held invalid or unenforceable, such invalidity or unenforceability shall not affect in any way the validity or enforceability of any other provision of the Agreement. In the event any provision of this Agreement (other than Section 3.3, which shall be governed by its terms) is held invalid or unenforceable, the parties shall attempt to agree on a valid or enforceable provision which shall be a reason-able substitute for such invalid or unenforceable provision in light of the tenor of the Agreement and, on so agreeing, shall incorporate such substitute provision in the Agreement.

          Section VIII.10  Entire Agreement and Construction.  This Agreement,
                           ---------------------------------
together with the Registration Rights Agreement and any exhibits, annexes and other documents contemplated hereby and thereby, contains the entire agreement between the parties hereto with respect to the subject matter hereof and all prior understandings and agreements shall merge herein. There are no additional terms, whether consistent or inconsistent, oral or written, which are intended to be part of the parties' understandings which have not been incorporated into this Agreement, the Registration Rights Agreement and any exhibits, annexes and other agreements and documents contemplated hereby or thereby.

          Section VIII.11  Expenses.  Except as otherwise expressly provided
                           --------
herein and except for expenses to be reimbursed in connection with the consummation of the transactions contemplated by Article II, each party shall bear its own fees, costs and expenses in connection with the transactions contemplated herein.

          Section VIII.12  After-Acquired Shares of Common Stock.  All of the
                           -------------------------------------
provisions of this Agreement shall apply to, and the term "Common Stock" shall mean and include (a) all of the shares of Common Stock now owned or which may be transferred hereafter to, or owned by, a Stockholder, (b) all shares of Common Stock issued to a Stockholder and (c) all shares of Common Stock (i) received by a Stockholder as a dividend on or other payment made to holders of shares of Common Stock, or (ii) issued in connection with a split of shares of Common Stock or a reorganization, recapitalization, consolidation or merger.

          Section VIII.13  Joinder of Spouses.  The spouses of certain
                           ------------------
Stockholders have joined in the execution of this Agreement in order to evidence their agreement and consent to be bound by the terms and conditions hereof as to their interest, whether as community property or otherwise, if any, in the shares of Common Stock owned by their respective spouses.

          Section VIII.14  Future Actions.  The Company and each Stockholder
                           --------------
shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the parties expressed herein.

          Section VIII.15  Dispute Resolution.
                           ------------------

               (a) Except as otherwise provided in Section 4.5(f), any dispute between or among the parties hereto arising out of or relating to this Agreement shall be resolved in accordance with the procedures specified in this Section 8.15.

               (b) Except as otherwise provided in Section 4.5(f), the Stockholders shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives or other persons who have authority to settle the dispute. Any Stockholder may give any other Stockholder or Stockholders written notice of any dispute not resolved in the normal course of business (a "Dispute Notice"). Within 15 days after delivery of the Dispute Notice, the receiving Stockholder or Stockholders shall submit a written response to the Stockholder that gave the Dispute Notice. The Dispute Notice and the response shall each include (i) a summary of the position taken with respect to such dispute by the Stockholder delivering such document, and (ii) the name and title of the executive or other representative who will represent such Stockholder at the meeting or meetings hereinafter contemplated. Within 30 days after delivery of the Dispute Notice, the executives or other representatives of the Stockholders involved in the related dispute shall meet at a mutually acceptable time and place, and thereafter as often as they mutually deem necessary, to attempt to resolve the dispute. All reasonable requests for information with respect to a dispute made by one Stockholder to any other Stockholder involved in such dispute shall be honored in a timely manner.

               (c) Except as otherwise provided in Section 4.5(f), if a dispute has not been resolved within 45 days after delivery of the related Dispute Notice, or if the Stockholders involved in such dispute fail to meet within 30 days after delivery of the Dispute Notice, any of such Stockholders may initiate arbitration of the dispute in the manner hereinafter provided.

               (d) Except as otherwise provided in Section 4.5(f), any dispute between or among Stockholders arising out of or relating to this Agreement or the breach, termination or validity of any provision hereof, which has not been resolved by the nonbinding procedure set forth in Section 8.15(b) within 45 days after delivery of the related Dispute Notice, shall be settled by binding arbitration in accordance with the then-current rules of the American Arbitration Association or any successor thereto (the "AAA") by a sole independent and impartial arbitrator, which arbitrator shall be appointed by mutual agreement of the Stockholders that are involved in the dispute or, if such Stockholders fail to appoint such arbitrator within 90 days after delivery of the Dispute Notice as provided herein, the AAA, shall be asked to select and appoint such an arbitrator. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S) 1-16, and judgment upon any award rendered by the arbitrator may be entered by any count having jurisdiction thereof. The place of arbitration shall be New York, New York. The arbitrator is not empowered to award damages in excess of compensatory damages and each Stockholder hereby irrevocably waives any right to recover such excess damages with respect to any dispute resolved by arbitration.

               (e) Except as otherwise provided in Section 4.5(f), the procedures specified in this Section 8.15 shall be the sole and exclusive procedures for the resolution of disputes between or among Stockholders arising out of or relating to this Agreement; provided, however, that a Stockholder, without prejudice to the above procedures, may seek a preliminary injunction or other provisional judicial relief, if in its sole judgement such action is necessary to avoid irreparable damage or to preserve the status quo.

               (f) All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in this
Section 8.15 are pending. The Stockholders will take such action, if any, required to effectuate such tolling.

               (g) Each Stockholder is required to continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement.

               (h) All negotiations pursuant to this Section 8.15 shall be confidential and treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and applicable state rules of evidence.

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their officers thereunto duly authorized, all as of the day and year first above written.


COMPANY:                 NCI ACQUISITION CORPORATION


                         By /s/ Paul J. Zepf
                           ------------------------------
                          Name:  Paul J. Zepf
                          Title: Director


STOCKHOLDERS:            CENTRE CAPITAL INVESTORS II, L.P.
                         CENTRE CAPITAL TAX-EXEMPT INVESTORS II, L.P.
                         CENTRE CAPITAL OFFSHORE INVESTORS
                          II, L.P.

                         By:  Centre Partners II, L.P.
                              General Partner

                         By:  Centre Partners Management LLC
                              Attorney-in-fact


                         By  /s/ Paul J. Zepf
                           ------------------------------
                          Name: Paul J. Zepf
                          Title:

                         STATE BOARD OF ADMINISTRATION OF
                            FLORIDA

                         By:  Centre Parallel Management
                                Partners, L.P.
                              Manager

                         By:  Centre Partners Management
                                LLC
                              Attorney-in-fact


                         By /s/ Paul J. Zepf
                           ------------------------------
                          Name: Paul J. Zepf
                          Title:

                         CENTRE PARALLEL MANAGEMENT
                          PARTNERS, L.P.
                         CENTRE PARTNERS COINVESTMENT, L.P.


                         By:  Centre Partners II LLC
                              General Partner


                         By /s/ Paul J. Zepf
                           ------------------------------
                          Name:  Paul J. Zepf
                          Title:


                         AVALON INVESTMENT PARTNERS, LLC


                         By  /s/ D. F. Gayhardt
                           ------------------------------
                          Name:  D. F. Gayhardt
                          Title: Member

                         WPG CORPORATE DEVELOPMENT
                          ASSOCIATES V, L.P.


                         By:  WPG Private Equity
                               Partners II, L.L.C.
                              General Partner


                         By /s/ Craig S. Whiting
                           ------------------------------
                          Name:
                          Title:  Managing Member

                         WPG CORPORATE DEVELOPMENT
                          ASSOCIATES V (OVERSEAS), L.P.


                         By:  WPG Private Equity Partners II
                               (Overseas), L.L.C.
                              General Partner


                         By /s/ Patrick Keating
                           ------------------------------
                          Name: Patrick Keating
                          Title: Director

                         WEBER FAMILY TRUST dated 1/6/89


                         By  /s/ E. M. Weber
                           ------------------------------
                          Name:  E. M. Weber
                          Title: Trustee


                         LION INVESTMENTS LIMITED


                         By /s/ Michael Waldron
                           ------------------------------
                          Name:  Michael Waldron
                          Title: Director



                         WESTPOOL INVESTMENT TRUST PLC


                         By /s/ Michael Waldron
                           ------------------------------
                          Name:  Michael Waldron
                          Title: Director

                         /s/ Jerrold Kaufman
                         --------------------------------
                         JERROLD KAUFMAN

                         /s/ Loren Kranz
                         --------------------------------
                         LOREN KRANZ

                         /s/ Gregory Schubert
                         --------------------------------
                         GREGORY SCHUBERT

                         /s/ Kevin Henry
                         --------------------------------
                         KEVIN HENRY

                         /s/ Rebeca Kaufman
SPOUSES OF MANAGEMENT    --------------------------------
STOCKHOLDERS:            REBECA KAUFMAN

                         /s/ Laurie Kranz
                         --------------------------------
                         LAURIE KRANZ

                         /s/ Julie Schubert
                         --------------------------------
                         JULIE SCHUBERT

                         /s/ Tina Henry
                         --------------------------------
                         TINA HENRY

                                  SCHEDULE I
                                  ----------

Name                                                      Number of Shares
----                                                      ----------------

Centre Capital Investors II, L.P.                              61,213

Centre Capital Tax-Exempt Investors II, L.P.                   19,919

Centre Capital Offshore Investors II, L.P.                     12,280

Centre Parallel Management Partners, L.P.                         939

Centre Partners Coinvestment, L.P.                             12,691

State Board of Administration of Florida                       92,958

WPG Corporate Development Associates V, L.P.                  164,464

WPG Corporate Development Associates V
 (Overseas), L.P.                                              25,536

Weber Family Trust                                                 37

Lion Investments Limited                                        2,463

Westpool Investment Trust PLC                                   7,500

Avalon Investment Partners, LLC                                 1,000

Jerry Kaufman                                                   1,000

Loren Kranz                                                     1,000

Gregory Schubert                                                  500

Kevin Henry                                                       150
                                                              -------
  TOTAL                                                       403,650
                                                              =======



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